Exhibit 10.4

AFTER THE ENDORSEMENT OF THIS NOTE AS HEREIN PROVIDED, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO A SUCCESSOR OF THE PURCHASER UNDER THE BOND AGREEMENT REFERRED TO HEREIN.

NOTE

$22,748,000	Newark, New Jersey
December 29, 2011

FOR VALUE RECEIVED, RBH-TRB EAST MEZZ URBAN RENEWAL ENTITY, LLC (the “Borrower”) promises to pay to the order of the NEW JERSEY ECONOMIC DEVELOPMENT AUTHORITY (the “Authority”) at its offices located at 36 West State Street, PO Box 990, Trenton, New Jersey, the sum of TWENTY-TWO MILLION SEVEN HUNDRED FORTY-EIGHT THOUSAND DOLLARS ($22,748,000) in lawful money of the United States.  Except as hereinafter provided, this Note shall bear interest (“Subsidy Interest”) from the date hereof to the Maturity Date (as defined below) at the fixed rate of 4.99% per annum (the “Subsidy Interest Rate”).  In addition to Subsidy Interest, this Note shall bear interest from the date hereof to the Maturity Date at the fixed rate equal to 0.51% per annum (the “Additional Interest Rate”; and together with the Subsidy Interest Rate, the “Initial Rate”).  Interest shall be computed on an actual/360 day basis (i.e., interest for each day during which the principal amount hereof, or any part thereof, is outstanding shall be computed at the current interest rate divided by 360). From the Reset Date, this Note shall bear interest at the Reset Rate (as defined below). This Note shall be subject to mandatory tender by the holder hereof on the Reset Date as set forth herein.

Interest accruing hereon from the date hereof at the Subsidy Interest Rate shall be paid on the first Business Day of each January, April, July and October in each year to December 1, 2030 (the “Maturity Date”), commencing on April 1, 2012.  Interest accruing hereon from the date hereof at the Additional Interest Rate shall be paid on the first Business Day of each month to the Maturity Date, commencing on February 1, 2012.  In addition to the foregoing interest payments, principal shall be payable in consecutive monthly installments as set forth in the attached Schedule A, which amounts shall be payable on the first day of each month, commencing on December 1, 2013, to and including the Maturity Date.  On the Maturity Date, if not sooner paid as provided in this Note, all remaining principal and accrued interest shall be due and payable.

“Reset Date” as used herein shall mean December 1, 2018.  “Reset Rate” as used herein shall mean that fixed interest rate necessary to remarket the Bonds at par on the Reset Date for the remaining term of the Bonds, or such other interest rate as may be approved in the written opinion of Bond Counsel.

Upon establishment of the Debt Service Fund as provided in Section 4.02 of the Bond Agreement (as hereinafter defined) the Borrower shall deposit all payments due hereunder in such Fund as provided in the Bond Agreement.  The Borrower shall maintain sufficient funds in the Debt Service Fund for such payments.

This Note may be prepaid by the Borrower in whole or in part without penalty or premium at any time and from time to time upon a minimum of three (3) Business Days’ prior written notice to the Purchaser, any partial prepayment amount to be applied first to outstanding fees and expenses, second to interest accrued to the date of payment and third to the principal payments due on this Note, on a pro rata basis.  The Borrower shall pay to the Purchaser, upon request of the Purchaser, such amount or amounts as shall be sufficient (in the reasonable opinion of the Purchaser) to compensate it for any loss, cost, or expense incurred as a result of: (a) any prepayment of the Loan on a date other than the last day of an Interest Period; or (b) any failure by the Borrower to pay the Loan on the date for payment specified in the Borrower’s written notice.

This Note is the Note referred to in the Bond Agreement (the “Bond Agreement”) dated as of December 1, 2011 by and among the Borrower, the Authority and TD Bank, N.A. (the “Purchaser”), and is subject to all the terms and provisions of said Bond Agreement, including the defined terms used herein as defined therein.

In the event of damage, destruction or taking, as described in Article IV of the Bond Agreement, the proceeds of any insurance or condemnation award shall be applied in accordance with Intercreditor Agreement as described in Section 4.10 of the Bond Agreement.

A late payment penalty shall be payable by the Borrower to the Authority for any item or installment, or part thereof, not paid within fifteen (15) days of the date such item becomes due and payable.  Such late payment shall equal six (6%) percent of the amount of the late payment.

The Purchaser shall have the option to declare the entire outstanding principal balance of this Note, together with all outstanding interest, due and payable in full on or after January 31, 2012, upon the failure of the Borrower to meet the conditions set forth in Section 2.07 of the Bond Agreement and to close the NMTC Transaction (as defined in the Bond Agreement).  Written notice of the Purchaser’s exercise of such optional loan call shall be provided by the Purchaser to the Borrower and the Authority upon a minimum of two (2) days’ notice, whereupon all outstanding principal and accrued interest shall be due and payable in full on the loan call date set forth in such notice.

This Note shall be subject to mandatory tender on the Reset Date, at which time the entire outstanding principal balance of this Note, together with all outstanding interest, shall be due and payable in full.  Notwithstanding the foregoing, the Purchaser may waive such mandatory tender by providing written notice of such election to the Borrower and the Authority not less than sixty (60) days prior to the Reset Date (or such shorter period of time as may be acceptable to the Authority and the Borrower).

If any Event of Default occurs, the principal of and interest on this Note may become payable at the times, in the manner, with the effect and subject to the conditions provided in the Bond Agreement.

To the extent permitted by law, whenever there shall have occurred and then be continuing any Event of Default under this Note or the Bond Agreement, or non-payment upon demand, at the option of the Holder hereof, this Note shall bear interest from the date the Event of Default first occurred to the date payment in full is received by the holder of this Note at the rate of interest then in effect plus four percent (4%) per annum (the “Default Rate”).  The

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Borrower acknowledges that:  (i) such additional rate is a material inducement to the Authority to make the Loan; (ii) the Authority would not have made the loan in the absence of the agreement of the Borrower to pay such Default Rate; (iii) such additional rate represents compensation for increased risk to the Authority that the Loan will not be repaid; and (iv) such rate is not a penalty and represents a reasonable estimate of (a) the cost to the Authority and its assigns in allocating its resources (both personnel and financial) to the ongoing review, monitoring, administration and collection of the Loan and (b) compensation to the Authority and its assigns for losses that are difficult to ascertain.

The undersigned, and all endorsers (if any) of this Note waive presentment, demand for payment, protest and notice of dishonor of this Note, and authorize the Holder, without notice or further consent, to grant extensions of time in the payment of any moneys payable under this Note or to waive compliance with any of the provisions of this Note without in any way affecting the liability of the Borrower and any endorsers hereof.

BORROWER HEREBY WAIVES ALL RIGHTS IT MAY HAVE TO A JURY TRIAL IN ANY AND ALL DISPUTES RELATING TO, OR ARISING UNDER, THIS NOTE AND/OR THE BOND AGREEMENT.

If suit is brought to collect this Note or any part hereof, Borrower expressly agrees to pay all of the Holder’s costs and expenses of collection including reasonable attorneys’ fees.

All provisions of this Note and the Loan Documents (as defined in the Bond Agreement) are expressly subject to the condition that in no event, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid by the undersigned hereunder and deemed interest under applicable law exceed the maximum rate of interest on the unpaid principal balance of this Note allowed by applicable law (the “Maximum Allowable Rate”), which shall mean the law in effect on the date of this Note, except that if there is a change in such law which results in a higher Maximum Allowable Rate being applicable to this Note, then this Note shall be governed by such amended law from and after its effective date.  In the event that fulfillment of any provision of this Note or the Loan Documents results in the applicable Initial Rate or Reset Rate hereunder being in excess of the Maximum Allowable Rate, the obligation to be fulfilled shall automatically be reduced to eliminate such excess.  If, notwithstanding the foregoing, the Holder of this Note receives any amount which under applicable law would cause the applicable Initial Rate or Reset Rate hereunder to exceed the Maximum Allowable Rate, the portion thereof which would be excessive shall automatically be applied to and be deemed a prepayment of the unpaid principal balance of this Note and not a payment of interest and in the event there is no unpaid principal balance of this Note, such excess shall be returned to Borrower.

This Note shall be governed and construed in accordance with the laws of the State of New Jersey.

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IN WITNESS WHEREOF, the Borrower has executed and delivered to the Authority this Note on the day and year first above written.

WITNESS:	RBH-TRB EAST MEZZ URBAN RENEWAL
ENTITY, LLC

By:	By:	/s/ Ron Beit-Halachmy
Ron Beit-Halachmy, Authorized Signatory

[BORROWER’S SIGNATURE PAGE TO NOTE]

ENDORSEMENT

Pay to the order of TD Bank, N.A., as Purchaser under the Bond Agreement dated as of December 1, 2011, between the Authority, the Borrower and the Purchaser, without recourse.  This endorsement is given and made without any warranty as to the authority and genuineness of the signature of the maker of the foregoing Note.

This the 29th day of December, 2011.

NEW JERSEY ECONOMIC DEVELOPMENT
AUTHORITY

By:	/s/ John J. Rosenfeld
John J. Rosenfeld
Director of Bonds and Incentives

[AUTHORITY’S ENDORSEMENT PAGE TO NOTE]

SCHEDULE A

Sinking Fund Installments

Date	Amount

Sch. A-1